Exhibit 99.3

TENDER FOR ALL OUTSTANDING

5% SENIOR NOTES DUE JULY 15, 2022

ISSUED ON MARCH 14, 2012

IN EXCHANGE FOR

5% SENIOR NOTES DUE JULY 15, 2022

THAT HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED,

OF

VIDEOTRON LTD.

We are enclosing herewith a Prospectus, dated    , 2012 (the “Prospectus”), and a related letter of transmittal (which together constitute the “Exchange Offer”) relating to the offer by Videotron Ltd. (“Videotron”), to exchange its 5% Senior Notes due July 15, 2022 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like stated amount at maturity of its issued and outstanding 5% Senior Notes due July 15, 2022 issued on March 14, 2012 (the “Initial Notes”) upon the terms and subject to the conditions set forth in the Exchange Offer.

PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON    , 2012, UNLESS EXTENDED BY VIDEOTRON IN ITS SOLE DISCRETION.

THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF INITIAL NOTES BEING TENDERED.

We are the holder of record of Initial Notes held by us for your account. A tender of such Initial Notes can be made only by us as the record holder and pursuant to your instructions.

The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Initial Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Initial Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. Please so instruct us by completing, executing and returning to us the Instruction to Registered Holder from Beneficial Holder enclosed herewith. We also request that you confirm with such instruction form that we may on your behalf make the representations contained in the letter of transmittal.

Pursuant to the letter of transmittal, each holder of Initial Notes, including the undersigned, will represent to Videotron that:

(i)	the Exchange Notes acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such holder,

(ii)	neither the holder of the Initial Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes,

(iii)	if the holder or any such other person is not a broker-dealer or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Initial Notes, it is not engaged in and does not intend to participate in a distribution of the Exchange Notes, and

(iv)	neither the holder nor any such other person is an “affiliate” of Videotron within the meaning of Rule 405 under the Securities Act or, if such person is an “affiliate,” that such person may not rely on the applicable interpretations of the staff of the U.S. Securities and Exchange Commission set forth in no-action letters to third parties described under “The Exchange Offer – Resale of the Notes” in the Prospectus and will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

If the tendering holder or any such other person is a broker-dealer (whether or not it is also an “affiliate” of Videotron within the meaning of Rule 405 under the Securities Act) that will receive Exchange Notes for its own account in exchange for Initial Notes, we will represent on behalf of such broker-dealer that the Initial Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

If you wish to have us tender any or all of your Initial Notes held by us for your account upon the Terms set forth in the Prospectus and letter of transmittal, please so instruct us by completing, executing and returning to us the instruction form below. If you authorize the tender of your Initial Notes, all such Initial Notes will be tendered unless otherwise specified in your instructions below. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR PRIOR TO THE EXPIRATION DATE.

The Exchange Offer is not being made to (nor will tenders of Initial Notes be accepted from or on behalf of holders of Initial Notes in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction. However, the Issuer, in its sole discretion, may take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction, and may extend the Exchange Offer to holders of Initial Notes in such jurisdiction.

Very truly yours,

INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL HOLDER

OF OUTSTANDING 5% SENIOR NOTES DUE JULY 15, 2022

ISSUED ON MARCH 14, 2012 OF VIDEOTRON LTD.

The undersigned hereby acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by Videotron Ltd. with respect to its Initial Notes.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Initial Notes held by you for the account of the undersigned.

The aggregate face amount of the Original Notes held by you for the account of the undersigned is (fill in amount):

$

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐ To TENDER the following Initial Notes held by you for the account of the undersigned (insert principal amount of Initial Notes to be tendered, if any):

$

☐ NOT to TENDER any Initial Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Initial Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the letter of transmittal that are to be made with respect to the undersigned as beneficial owner(s), including but not limited to the representations stated above, that (i) any Exchange Notes received by it will be acquired in the ordinary course of its business, (ii) neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes, (iii) if the holder or any such other person is not a broker-dealer, or is a broker-dealer but will not receive Exchange Notes for its own account, it is not engaged in and does not intend to participate in a distribution of the Exchange Notes, and (iv) if the holder or any such other person is an “affiliate” of the Issuer within the meaning of Rule 405 of the Securities Act, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it. If the undersigned is a broker-dealer (whether or not it is also an “affiliate”) that will receive Exchange Notes for its own account in exchange for Initial Notes, it represents that such Initial Notes were acquired as a result of market-making activities or other trading activities and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer us not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED, IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s)

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

None of the Initial Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided above, your signature(s) hereon shall constitute an instruction to us to tender all the Initial Notes held by us for your account.